UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 240.14a-12

NATIONAL QUALITY CARE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATIONAL QUALITY CARE, INC.
9454 Wilshire Boulevard
Penthouse 6
Beverly Hills, California 90212
(310) 860-9936
Dear Fellow Stockholder:
     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of National Quality Care, Inc., to be held at 10:00 a.m. local time on July 5, 2007, at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401.
     At this year’s meeting, you will vote on (i) the election of directors, (ii) the ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm, and (iii) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.
     Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.
     We look forward to seeing you at the 2007 Annual Meeting of Stockholders.

Sincerely,
/s/ Robert M. Snukal
Robert M. Snukal
Chief Executive Officer

June 8, 2007

NATIONAL QUALITY CARE, INC.
9454 Wilshire Boulevard
Penthouse 6
Beverly Hills, California 90212
(310) 860-9936
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 5, 2007
To the holders of common stock of National Quality Care, Inc.:
     The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of National Quality Care, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401 on July 5, 2007 at 10:00 a.m. local time for the following purposes:
1.	To elect four directors to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournments thereof.
     Only stockholders of record at the close of business on June 5, 2007 are entitled to receive notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for examination at the Annual Meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for ten days prior to the Annual Meeting at our principal executive offices at 9033 Wilshire Boulevard, Beverly Hills, California 90211.
     We have enclosed our 2006 annual report, including financial statements, and the proxy statement with this notice of annual meeting.
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOUR PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

By Order of the Board of Directors,
/s/ Ronald P. Lang, M.D.
Ronald P. Lang, M.D.
Secretary

Beverly Hills, California
June 8, 2007

NATIONAL QUALITY CARE, INC.
9454 Wilshire Boulevard
Penthouse 6
Beverly Hills, California 90212
(310) 860-9936
PROXY STATEMENT
Annual Meeting of Stockholders
July 5, 2007
     This Proxy Statement is furnished on or about June 8, 2007 to holders of the common stock of National Quality Care, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies to be voted at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement. The Annual Meeting will be held at 10:00 a.m. local time on July 5, 2007 at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401.
     We will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of common stock, and normal handling charges may be paid for such forwarding service. We may solicit proxies by mail or by personal interview, telephone and other electronic communication by our directors and officers, who will receive no additional compensation for their services. We have engaged Georgeson Shareholder to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The cost of the services to be performed by Georgeson Shareholder is approximately $1,000 plus reimbursement for its out-of-pocket expenses.
     Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving written notice of such revocation to our Corporate Secretary at our executive offices at 9033 Wilshire Boulevard, Beverly Hills, California 90211, or by attending the Annual Meeting and voting in person.
     At the close of business on June 5, 2007, there were 48,919,222 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Only common stockholders of record on June 5, 2007 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter voted upon. Votes may not be cumulated.
Voting Information
     The presence, in person or by a proxy relating to any matter to be acted upon at the Annual Meeting, of the holders of a majority of the outstanding shares of common stock will constitute a quorum for purposes of the Annual Meeting. For purposes of the quorum requirement and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used in the discussion below, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used in the discussion below, “broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.
     Election of Directors. Directors are elected by a plurality of the votes cast. That is, the director nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.
     Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposal to ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes will have the effect of votes against this proposal.
     Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting the remaining shares or, except with respect to the election of directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.
     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted. At the date this Proxy Statement went to press, the Board of Directors did not know of any matters other than those described in this Proxy Statement to be presented at the Annual Meeting.
     Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked, will be voted as directed therein on all matters presented at the Annual Meeting. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees and for the proposal to ratify the appointment of the independent registered public accounting firm.

PROPOSAL 1
ELECTION OF DIRECTORS
Board Structure. Our Board of Directors currently has four members, one of which qualifies as independent under the independence standards of the Nasdaq Stock Market (Rule 4200(a)(15)).
Nominees for Election at this Annual Meeting. The Board of Directors has nominated Leonardo Berezovsky, M.D., Robert M. Snukal, Ronald P. Lang, M.D. and Jose Spiwak, M.D. for re-election as directors, each to serve until our next annual meeting of stockholders or until their respective successors are elected and qualified. It is intended that the votes represented by the proxies at the Annual Meeting will be cast for the election of Mr. Snukal and Drs. Berezovsky, Lang and Spiwak as directors.
     The directors of the Company currently have terms that will end at the Annual Meeting or upon the election and qualification of their successors. There are no family relationships among any of our directors and executive officers. Following is information regarding the names, ages and principal positions of our current executive officers and director nominees.
Director Nominees
     Leonardo Berezovsky, M.D., age 63, has been a director since 2003, Chairman since 2005 and Chief Financial Officer since March 2007. Dr. Berezovsky is the Chairman and CEO of AssistMed, Inc., which utilizes proprietary technology to deliver integrated solutions for online clinical documentation and related business processes within the healthcare industry. In addition, Dr. Berezovsky was the Co-Founder, Chairman and CEO of AHI Healthcare Systems, Inc., a managing company for primary care physicians and comprehensive healthcare delivery networks. AHI completed a public offering and was later sold via merger to FPA Medical Management, Inc. in 1997. Dr. Berezovsky was also the co-founder, Chairman and CEO of Fiberspace, Inc., an optical networking concern that manufactured innovative fiber optic components for the telecommunications and oil and gas industries. Dr. Berezovsky completed his training in Internal Medicine and Cardiology at the Cleveland Clinic in Cleveland, Ohio, and practiced at Cedars Sinai Medical Center in Los Angeles, California. Dr. Berezovsky received his BA in 1960 and M.D. in 1968 from the Universidad de Rosario in Rosario, Argentina.
     Robert M. Snukal, age 64, has been a director since February 2003 and CEO and President since December 2005. From 1997 to 2002, he served as a member of the Board of Directors, Chief Executive Officer and President of Fountain View, Inc., a healthcare provider providing physical therapy, occupational therapy, speech therapy and pharmacy services as well as operating skilled nursing facilities and assisted living facilities. Mr. Snukal holds a BA and an MA in English Literature from the University of Manitoba. Mr. Snukal has been a lecturer and an assistant professor at several universities, including the University of British Columbia, the University of Sussex in England and the University of Calgary.
     Ronald P. Lang, M.D., age 57, has been a director and the Secretary of the Company since May 1996. Dr. Lang is a medical doctor who is board certified in internal medicine/nephrology. He has been a physician with Medipace Medical Group, Inc. since 1983. Dr. Lang graduated from the Ohio State University College of Medicine in 1973, completed his residency at St. Luke’s Medical Center in Chicago, Illinois, and was a fellow in the nephrology department at UCLA-Center for the Health Sciences/Wadsworth Veterans Hospital. Dr. Lang also serves as a Clinical Assistant Professor of Medicine at UCLA School of Medicine. Dr. Lang also received MA and M.Ph. degrees in economics from Yale University and was an Economist — Program Analyst for the U.S. Department of Health, Education and Welfare (office of the Assistant Secretary for Planning and Education) from 1973 to 1974.

     Jose Spiwak, M.D., age 62, has been a director since February 1998. Dr. Spiwak is a board certified thoracic and cardiovascular surgeon, and serves as Chairman of the Cardiovascular Thoracic Section of St. Francis Medical Center and Presbyterian Intercommunity Hospital in Los Angeles, California. He served as Vice-Chairman of American Health, Inc., a managing company of primary care physicians and comprehensive healthcare delivery networks, which was sold to FPA Medical Management, Inc. in April 1997. Dr. Spiwak graduated from the Universidad Javeriana Medical School (Bogotá, Columbia) in 1968 and performed his residency in Israel and the United States. Dr. Spiwak is a member of the Board of Directors of the American Cancer Society.
The Board of Directors recommends that you vote “FOR” each of these nominees.
Corporate Governance and Director Independence
     Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of four directors, as described above.
     Jose Spiwak qualifies as an independent director under the independence standards of the Nasdaq Stock Market (Rule 4200(a)(15)). The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. As required by the Nasdaq rules, our Board of Directors has made an affirmative determination as to Dr. Spiwak that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board reviewed and discussed information provided by Dr. Spiwak and our management with regard to Dr. Spiwak’s business and personal activities as they may relate to us and our management.
Board Meetings
     Our Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different board committees as described in this section of the Proxy Statement. Committees regularly report on their activities and actions to the full Board.
     In fiscal 2006, the Board held 13 meetings. Each director attended at least 75% of the Board of Director meetings. No committee meetings were held during fiscal 2006.
Board Committees
     Audit Committee. Our Board of Directors currently has a standing Audit Committee of which Drs. Spiwak and Lang are members. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Dr. Spiwak satisfies the independence requirements of Nasdaq Stock Market Rule 4200(a)(15). As a result of the relationships between Dr. Lang and the Company, described elsewhere in this Proxy Statement under the heading “Certain Relationships and Related Transactions,” Dr. Lang is not independent under the Nasdaq rule. Our Audit Committee currently does not have a member that qualifies as an “audit committee financial expert” in accordance with SEC rules. The Audit Committee has the responsibility for overseeing, among other things: our accounting and financial reporting processes; the reliability of our financial statements; the effective evaluation and management of our financial risks; our compliance with laws and regulations; and the maintenance of an effective and efficient audit of our financial statements by a qualified independent registered public accounting firm. The Audit Committee did not meet during 2006. The Audit Committee is required by SEC rules to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year. The Audit Committee’s report is set forth elsewhere in this Proxy Statement.
     Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which was filed as Exhibit A to the Company’s 2006 proxy statement. We do not maintain a website where the Audit Committee charter can be accessed.
     Compensation Committee. Our Board of Directors currently has a standing Compensation Committee of which Drs. Spiwak and Lang are members. The Board of Directors has determined that Dr. Spiwak satisfies the independence requirements of Nasdaq Stock Market Rule 4200(a)(15). The primary responsibility of the Compensation Committee is to develop and oversee the implementation of the Company’s philosophy with respect to the compensation of our officers. In that regard, the Compensation Committee has the responsibility for, among other things: developing and maintaining a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders; recommending compensation and benefit plans to the Board for approval; reviewing and approving annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of the goals and, based on such evaluation, determining the chief executive officer’s compensation; determining the annual total compensation for our named executive officers; approving the grants of stock options and other equity-based incentives as permitted under our equity-based compensation plans; reviewing and recommending to the Board compensation for our non-employee directors; and reviewing and recommending employment agreements, severance arrangements and change of control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to the Board.
     The Compensation Committee periodically reviews and approves the Company’s executive and director compensation programs to ensure that they are designed to achieve the Company’s broader strategic goals of profitable growth by rewarding the achievement of the Company’s financial and operational performance metrics that lead to the creation of long-term stockholder value and to ensure that they are consistent with good corporate governance practices and the Company’s needs. The Committee makes recommendations concerning executive and director compensation to the full Board for final approval.
     In the performance of its responsibilities, the Compensation Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Compensation Committee has the authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.
     Although the Company currently has executive officers, it has no salaried employees and is not engaged in active operations. As a result, the activities of the Compensation Committee have been limited. The Compensation Committee did not meet during 2006.
     Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is appended as Exhibit A to this Proxy Statement. We do not maintain a website where the Compensation Committee charter can be accessed.
     Nominating and Corporate Governance Committee. Our Board of Directors currently has a standing Nominating and Corporate Governance Committee of which Mr. Snukal and Dr. Spiwak are members. The Board of Directors has determined that Dr. Spiwak satisfies the independence requirements of Nasdaq Stock

Market Rule 4200(a)(15). The Nominating and Corporate Governance Committee has the responsibility for, among other things: identifying individuals qualified to serve as directors of the Company; recommending qualified individuals for election to the Board at the annual meeting of stockholders; recommending to the Board those directors to serve on each of the Board committees; setting compensation for the directors; evaluating the performance of the Board and its committees; and recommending a set of corporate governance guidelines and a code of business conduct and ethics to the Board and overseeing compliance with such guidelines and code.
     This year, each member of our Board of Directors participated in the consideration of director nominees. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders but does not solicit the names of potential nominees from stockholders. When identifying and evaluating director nominees, regardless of whether such nominees are proposed by stockholders, the Nominating and Corporate Governance Committee takes into account the existing resources and needs of the Company as well as the business and personal experiences of such nominees. Stockholder wishing to submit director nominee recommendations to the Company must follow the procedures set forth in the discussion under the heading “Submission of Stockholder Proposals.”
     Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is appended as Exhibit B to this Proxy Statement. We do not maintain a website where the Nominating and Corporate Governance Committee charter can be accessed.
Board Attendance at Annual Stockholder Meetings
     The Board does not have a formal policy with respect to the directors’ attendance at our annual stockholder meetings, but all directors are encouraged to attend those meetings. All directors who, at the time, were serving as members of the Board attended last year’s annual meeting of stockholders with the exception of Drs. Lang and Spiwak.
Communication with the Board of Directors
     Stockholders may communicate with the Chairman of the Board, the directors as a group, the non-employee director or an individual director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to the attention of our Corporate Secretary at National Quality Care, Inc., 9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California 90212.
Code of Ethics
     We have adopted a code of ethics for directors, executive officers and other employees. We will provide a copy of our code of ethics upon request made by writing to our Corporate Secretary at our principal executive offices at 9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California 90212. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code by posting such information on our website, at the address and location specified above, and, to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.

Compensation of Directors
     The following table sets forth certain information regarding compensation paid to the members of our Board of Directors for their service as directors during the fiscal year ended December 31, 2006.
2006 Director Compensation

	Fees Earned
	or paid in	Stock	All Other	Options	Total
Name	Cash ($)	Awards	Compensation	Awards(2)*	($)
Leonard Berezovsky (1)	0	0	0	0	0
Robert Snukal (1)	0	0	0	0	0
Ronald Lang (1)	0	0	0	0	0
Jose Spiwak	6,000	0	0	7,450 (3)	13,450
Victor Gura (former director) (1)	0	0	0	0	0

*	Represents dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123(R). See the 2006 Consolidated Financial Statements in the Company’s annual report on Form 10-KSB filed April 17, 2007 for a discussion of valuation assumptions.

(1)	See “Summary Compensation Table” for compensation paid to these executive officers named therein.

(2)	At December 31, 2006, the following outstanding option awards were held by the directors: L. Berezovsky — 1,220,000; R. Snukal — 2,670,000; R. Lang — 270,000; J. Spiwak — 270,000; V. Gura — 20,000.

(3)	Represents options to purchase 20,000 shares of common stock at an exercise price of $0.65 per share.
     We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is permitted by our Restated Certificate of Incorporation and Bylaws.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     On January 30, 2007, Pohl, McNabola, Berg & Co., LLP (“PMB”) notified us that it resigned as our independent registered public accounting firm effective January 30, 2007. PMB’s resignation was necessitated by its recent merger with Helin, Donovan, Trubee & Wilkinson, LLP (“HDTW”). HDTW is located in Austin, Texas, and is also registered with the Public Company Accounting Oversight Board. The name of the post-merger entity is PMB Helin Donovan, LLP (“PMBHD”). On February 12, 2007, the Audit Committee of the Board of Directors voted to engage PMBHD as our independent registered public accounting firm. The Audit Committee’s decision to engage PMBHD was ratified by the unanimous vote of our Board of Directors.
     PMB’s audit reports on our consolidated financial statements as of and for the two most recent fiscal years and any subsequent interim period preceding PMB’s ceasing to serve as our independent registered public accounting firm did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.
     During our two most recent fiscal years and through any subsequent interim period preceding PMB’s ceasing to serve as our independent registered public accounting firm, there were no disagreements with PMB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMB, would have caused PMB to make reference to the subject matter of the disagreements in connection with its reports.
     During our two most recent fiscal years and through any subsequent interim period preceding PMB’s ceasing to serve as our independent registered public accounting firm, there have been no reportable events within the meaning set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.
     During our two most recent fiscal years and through any subsequent interim period preceding PMB’s ceasing to serve as our independent registered public accounting firm, neither we nor anyone on our behalf consulted with HDTW regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was the subject of a disagreement or event identified in Item 304(a)(1)(iv) of Regulation S-B.
     The Audit Committee has selected PMBHD as our independent registered public accounting firm with respect to our financial statements for the year ending December 31, 2007. In taking this action, the Audit Committee considered PMB’s independence with respect to the services to be performed and other factors, which the Audit Committee and the Board of Directors believe is advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of independent registered public accounting firm is not ratified by a majority vote of the shares of common stock present or represented at the Annual Meeting, it will be considered as a direction to the Audit Committee to consider the selection of a different firm.
The Board of Directors recommends that you vote “FOR” approval of the ratification of PMB Helin Donovan, LLP.

Fees Paid to PMB Helin Donovan, LLP
     The following table shows the fees that we paid or accrued for the audit and other services provided by PMB for fiscal years 2006 and 2005.

	2006	2005
Audit Fees	$60,112	$70,000
Audit-Related Fees	19,500	43,670
Tax Fees	8,000	—
All Other Fees	—	—

Total	$87,612	$113,670

     Audit-Related Fees. This category consisted of fees for the review of financial statements included in the Company’s quarterly reports on Form 10-QSB.
     Tax Fees. This category consisted of fees for the preparation of the Company’s 2005 federal and state income tax returns.
     It is expected that representatives of PMB will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to any appropriate questions from stockholders.
Audit Committee Pre-Approval Procedures for Services Provided by the Independent Registered Public Accounting Firm
     The Audit Committee of our Board of Directors is responsible for approving every engagement of PMB to perform audit or non-audit services for us before PMB is engaged to provide those services. The Audit Committee’s pre-approval policy provides as follows:
•	First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage PMB for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management’s internal controls assessment.

•	Second, if any new “unlisted” proposed engagement comes up during the year, engagement will require specific approval of the Audit Committee.
Audit Committee Report for the Year Ended December 31, 2006
     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. Additionally, the Audit Committee has discussed with PMB Helin Donovan, LLP (“PMB”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, Communications with Audit Committees, with respect to annual financial statements, and Statement of Auditing Standards No. 100, Interim Financial Information, with respect to quarterly financial statements. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm such firm’s independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of permitted non-audit services to the Company is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has also selected PMB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
The Audit Committee:
Jose Spiwak, M.D. (Chair)
Ronald P. Lang, M.D.
EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
     We maintain the 1998 Stock Option Plan (the “1998 Plan”), the 1996 Stock Option Plan (the “1996 Plan”) and the 1996 Employee Compensatory Stock Option Plan (the “1996 Compensatory Plan”) pursuant to which we may grant equity awards to officers, directors, employees, independent contractors and consultants of the Company. In addition to these plans, we grant various other stock options, warrants and stock directly to certain parties. We grant all such awards as incentive compensation to officers, directors and employees, and as compensation for the services of independent contractors and consultants of the Company.
     1998 Stock Option Plan. The 1998 Plan was approved by our Board of Directors and stockholders and permits the grant of share options to officers, directors, employees, independent contractors and consultants of the Company. A maximum of 1,000,000 shares of common stock may be issued under the 1998 Plan. Our Board of Directors has the right to amend, suspend or terminate the 1998 Plan at any time. Unless sooner terminated by our Board of Directors, the 1998 Plan will terminate on April 8, 2008.
     The 1998 Plan provides for the grant of incentive and non-qualified stock options to our employees and employees of related companies, including officers and employee directors, and nonqualified options and stock appreciation rights to other persons providing material services to us or related companies. The term of the options and/or stock appreciation rights granted under the 1998 Plan is set forth in each award agreement. Additional information regarding the terms of our share-based compensation is set forth below under the heading “Share-Based Compensation.”
     1996 Stock Option Plan. The 1996 Plan, which was approved by our Board of Directors and stockholders, permitted the grant of share options to officers, directors, employees, independent contractors and consultants of the Company. A maximum of 1,000,000 shares of common stock were issuable under the 1996 Plan. The 1996 Plan terminated on May 11, 2006.
     1996 Employee Compensatory Stock Option Plan. The 1996 Compensatory Plan, which was approved by our Board of Directors, permitted the grant of share options to employees of the Company. A maximum of 500,000 shares of common stock were issuable under the 1996 Compensatory Plan. The 1996 Compensatory Plan terminated on February 7, 2000.

Share-Based Compensation
     Our share-based compensation to officers, directors, employees, independent contractors and consultants consists primarily of the following:
     Stock Options. We generally grant stock options to employees, directors and consultants at exercise prices equal to the fair market value of our stock at the dates of grant. Stock options may be granted throughout the year, vest immediately, vest based on years of continuous service or vest upon completion of specified performance conditions, and expire over various terms ranging from five to ten years.
     Stock Warrants. We generally grant stock warrants relating to compensation to consultants at exercise prices equal to the fair market value of our stock at the dates of grant. Stock warrants may be granted throughout the year, vest immediately and expire over various terms of five or seven years.
     Stock Grants. We generally grant stock relating to compensation to employees, directors and consultants at prices equal to or below the fair market value of our stock at the dates of grant.
     The following table summarizes our equity compensation plans and individual arrangements that provide for the issuance of equity securities as compensation, as of December 31, 2006. Information is included for both equity compensation plans approved by the stockholders and equity plans not approved by the stockholders.

Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (excluding
	Options, Warrants and	Options, Warrants	securities reflected in
	Rights	and Rights	column (A))
Plan category	(A)	(B)	(C)
Equity compensation plans approved by security holders	—	$0	1,000,000 (1)

Equity compensation plans not approved by security holders	4,700,000	$0.58	—

Totals	4,700,000	$0.58	1,000,000

(1)	Represents shares available under the Company’s 1998 Stock Option Plan.

EXECUTIVE COMPENSATION
     The following table sets forth certain information concerning compensation we paid our Chairman of the Board, Chief Executive Officer, former Chief Financial Officer and Secretary (the “named executive officers”) for the years ended December 31, 2006 and 2005. Dr. Gura resigned as a director and as Chief Financial Officer and Chief Scientific Officer of the Company as of November 30, 2006. Our Board of Directors appointed Dr. Berezovsky as the Chief Financial Officer effective as of March 3, 2007.
Summary Compensation Table

								Nonqualified
							Non-Equity	Deferred	All
				Stock	Option		Incentive Plan	Compensation	Other
		Salary	Bonus	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)	($)*		($)	($)	($)	($)
Leonardo Berezovsky (Chairman of the Board, CFO)	2006	0	0	0	437,450	(1)(10)	0	0	0	437,450
	2005	0	0	0	0		0	0	0	0

Robert M. Snukal (CEO, President, Director)(2)	2006	0	175,000 (3)	221,563 (4)	873,700	(5)(10)	0	0	0	1,270,263 (6)
	2005	0	0	0	0		0	0	0	0

Victor Gura (Former CFO and Chief Scientific Officer)	2006	385,000	0	112,000 (7)	7,450	(10)	0	0	12,288 (8)	516,738
	2005	150,000	0	0	0		0	0	0	150,000

Ronald Lang, M.D. (Secretary, Director)	2006	10,431	0	0	114,950	(9)(10)	0	0	0	125,381
	2005	24,000	0	0	0		0	0	0	24,000

*	Represents dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123(R). See the 2006 Consolidated Financial Statements in the Company’s annual report on Form 10-KSB filed April 17, 2007 for a discussion of valuation assumptions.

(1)	Includes options to purchase 1,000,000 shares of common stock at an exercise price of $0.65 per share. These options are currently underwater.

(2)	Mr. Snukal was appointed as Chief Executive Officer and President in December 2005.

(3)	At his election, in August 2006, Mr. Snukal accepted 530,303 shares of the Company’s common stock in exchange for a cash payment of this bonus.

(4)	Represents 443,126 shares of common stock issued to Mr. Snukal in exchange for his successfully negotiating settlements with creditors that resulted in extinguishment of over $370,000 of long-term debt and over $21,000 of trade payables.

(5)	Includes ten-year options to purchase 2,000,000 and 50,000 shares of common stock at exercise prices of $0.65 and $0.07 per share, respectively. Of these options, 2,000,000 are currently underwater and the other 50,000 (which vested in 2006) were issued in connection with Mr. Snukal’s joining our Board of Directors in 2003.

(6)	Represents all non-cash compensation. See footnotes 2-4 above.

(7)	Represents 200,000 shares of common stock issued to Dr. Gura in July 2006 as a bonus.

(8)	Represents 2006 health insurance premiums.

(9)	Includes 10-year options to purchase 250,000 shares of common stock at an exercise price of $0.65 per share. These options are currently underwater.

(10)	Includes $7,450 relating to options to purchase 20,000 shares of common stock at an exercise price of $0.62, which were granted to each director in exchange for services in that capacity. These options are currently underwater.
Employment-Related Arrangements
     We have no employment agreements with our current executive officers. Until November 30, 2006, when Dr. Gura resigned from his positions at the Company, he was compensated pursuant to an employment agreement that provided for a base salary of $420,000 per year, payable as follows: (i) $150,000 annualized as a base amount; (ii) $300,000 annualized after the date on which we have received at least $2,000,000 in net proceeds from a placement of our securities; (iii) $350,000 annualized after the date on which we have received at least $3,000,000 in net proceeds; and (iv) $420,000 annualized after the date on which we have received at least $4,000,000 in net proceeds. Any amounts accrued but not paid to Dr. Gura will be paid as and when we receive the appropriate amount of net proceeds. On April 19, 2006, our Board of Directors waived the general conditions of additional equity funding noted in items (i) through (iv) above and determined revised annual salary for Dr. Gura under the employment agreement of $420,000 per annum retroactive to January 1, 2005.

Outstanding Equity Awards at 2006 Fiscal Year-End
     The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at December 31, 2006.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity				Market	Incentive	Plan Awards:
			Incentive				value of	Plan Awards:	Market or
			Plan Awards:				Shares or	Number of	Payout value
	Number of	Number of	Number of			Number of	Units of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Stock	shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	That	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Have Not	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	have Not	Vested	Have Not	Have Not
Name	Exercisable(1)	Unexercisable	options (#)	Price ($)	date	Vested (#)	($)	Vested (#)	Vested ($)

Leonardo Berezovsky	200,000	0	0	0.52	3/4/16	0	0	0	0
	1,000,000	0	0	0.65	4/19/16	0	0	0	0
	5,000	0	0	0.62	1/2/2016	0	0	0	0
	5,000	0	0	0.62	4/3/2016	0	0	0	0
	5,000	0	0	0.62	7/1/2016	0	0	0	0
	5,000	0	0	0.62	10/1/2016	0	0	0	0

Robert Snukal	150,000	100,000	0	0.07	2/12/09	0	0	0	0
	400,000	0	0	0.52	3/4/16	0	0	0	0
	2,000,000	0	0	0.65	4/19/16	0	0	0	0
	5,000	0	0	0.62	1/2/2016	0	0	0	0
	5,000	0	0	0.62	4/3/2016	0	0	0	0
	5,000	0	0	0.62	7/1/2016	0	0	0	0
	5,000	0	0	0.62	10/1/2016	0	0	0	0

Victor Gura	5,000	0	0	0.62	1/2/2016	0	0	0	0
	5,000	0	0	0.62	4/3/2016	0	0	0	0
	5,000	0	0	0.62	7/1/2016	0	0	0	0
	5,000	0	0	0.62	10/1/2016	0	0	0	0

Ronald Lang	250,000	0	0	0.65	4/19/16	0	0	0	0
	5,000	0	0	0.62	1/2/2016	0	0	0	0
	5,000	0	0	0.62	4/3/2016	0	0	0	0
	5,000	0	0	0.62	7/1/2016	0	0	0	0
	5,000	0	0	0.62	10/1/2016	0	0	0	0

(1)	All of the options discussed within this table are currently underwater, with the exception of 150,000 options held by Mr. Snukal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table reflects, as of May 22, 2007, based on 48,919,222 shares outstanding, the beneficial ownership of our common stock by:
•	each director of the Company;

•	each executive officer named in the Summary Compensation Table in this Proxy Statement;

•	each person (or group of affiliated persons) known by us to be the beneficial owner of 5% or more of our common stock; and

•	all current executive officers and directors of the Company as a group.
     Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of May 22, 2007 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of May 22, 2007 have been exercised. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

	Number of		Percentage
	Shares		of Shares
	Beneficially		Beneficially
Name	Owned (1)		Owned
Victor Gura	15,497,250	(2)	31.5%
Robert M. Snukal	14,914,275	(3)	28.8%
Leonardo Berezovsky	4,374,972	(4)	8.7%
Ronald P. Lang	3,633,448	(5)	7.4%
Jose Spiwak	1,294,999	(6)	2.6%
Executive officers and directors as a group (4 persons)	24,217,694	(7)	45.2%

Unless otherwise noted, the address of each person named in the table is 9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California 90212.

(1)	Such persons have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	Includes 800,000 shares held by Medipace Medical Group, Inc., an affiliate of Dr. Gura. Also includes 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable. Dr. Gura’s address is 9100 Wilshire Boulevard, Suite 360W, Beverly Hills, California 90212.

(3)	Includes 2,869,999 shares subject to options held by Mr. Snukal which are exercisable or become exercisable within 60 days after May 22, 2007.

(4)	Includes 1,219,556 shares held by the Leonardo Berezovsky Revocable Family Trust (the “Family Trust”) of which Dr. Berezovsky is a trustee and as to which he has voting and investment power. Also includes 1,344,999 shares subject to options held by Dr. Berezovsky which are exercisable or become exercisable within 60 days after May 22, 2007 and 100,000 shares subject to warrants held by the Family Trust which are currently exercisable.

(5)	Includes 800,000 shares held by Medipace Medical Group, Inc., an affiliate of Dr. Lang. Also includes 294,999 shares subject to options held by Dr. Lang which are exercisable or become exercisable within 60 days after May 22, 2007.

(6)	Includes 44,999 shares subject to options held by Dr. Spiwak which are exercisable or become exercisable within 60 days after May 22, 2007.

(7)	Includes 4,654,996 shares subject to options and warrants held by current officers and directors as a group which are exercisable or become exercisable within 60 days after May 22, 2007. The total set forth does not include shares beneficially owned by Dr. Gura who resigned as a director and as Chief Financial Officer and Chief Scientific Officer as of November 30, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Based solely on a review of copies of such forms we have received and other information provided to us, the following reports were not timely filed by our directors and executive officers for the year ended December 31, 2006: Leonardo Berezovsky filed three delinquent Form 4s reporting one transaction, five transactions and three transactions, respectively; Robert Snukal filed three delinquent Form 4s reporting one transaction, five transactions and seven transactions, respectively; Ronald Lang filed two delinquent Form 4s reporting three transactions and two transactions, respectively; Jose Spiwak filed one delinquent Form 4 reporting three transactions; and Victor Gura filed two delinquent Form 4s reporting two transactions and three transactions, respectively. None of these transactions represented sales of securities by the insiders.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Sale of Dialysis Center
     On June 1, 2006, we closed on the sale of substantially all of the assets used in our chronic care dialysis facility, Los Angeles Community Dialysis, Inc., to Kidney Dialysis Center of West Los Angeles LLC (“KDC”). KDC was a newly-formed California limited liability company organized for the purpose of making the acquisition. Victor Gura, our then Chief Financial Officer and Chief Scientific Officer, and Ronald Lang, our Secretary and a director, owned an aggregate 20% interest in KDC. In addition, Drs. Gura and Lang were co-medical directors on behalf of KDC and compensated for such services at the rate of $2,500 per month. The $3,000,000 purchase price was paid as follows: (i) $1,000,000 in cash at closing and (ii) a promissory note in the principal amount of $2,000,000, bearing interest at a rate of six percent per annum. In addition to the purchase price, at close, KDC contributed $253,000 towards the pay-off of a loan secured by dialysis equipment, and paid $33,767 representing the cost of inventory. As required, KDC was able to reduce the principal owing under the note by $1,000,000 by August 29, 2006. The note was paid in full in late 2006.
     On June 15, 2006, we closed on the sale of substantially all of the assets used in our acute care dialysis facility to Drs. Gura and Lang for $131,005. The purchase price was satisfied by repayment in full of the same amount of principal and accrued interest under our 2001 promissory note to Dr. Gura. The note would have matured on December 18, 2009 and was secured by some of our technology.

2006 Convertible Notes
     In March 2006, we issued $50,000 principal amount of convertible notes to Dr. Berezovsky, our Chairman of the Board, and $1,100,000 principal amount of convertible notes to Mr. Snukal, our Chief Executive Officer and a director. The notes, which were due March 27, 2007, bore interest at a rate of 8% per annum and were convertible into common stock at $0.48 per share. The note held by Mr. Snukal was repaid in July 2006. The note held by Dr. Berezovsky was repaid in April 2007.
     In April 2006, we issued a $600,000 principal amount convertible note to Mr. Snukal. The note bore interest at 8% per annum, was convertible into common stock at $0.32 per share and was due April 25, 2007. The note held by Mr. Snukal was repaid in April 2007.
2006 Equity Issuances
     In August 2006, we issued 530,303 shares of common stock to Mr. Snukal in exchange for a cash bonus payable of $175,000 owed to him by us.
     In July 2006, we issued 354,167 and 10,417 shares of common stock to Mr. Snukal and Dr. Berezovsky, respectively, in connection with the issuance of the March 2006 convertible notes.
     In July 2006, we issued 1,200,000, 2,550,000 and 250,000 shares of common stock to Dr. Berezovsky, Mr. Snukal and Dr. Spiwak, a director, respectively, in exchange for satisfaction of $360,000, $765,000 and $75,000, respectively, of debt owed to the directors by us.
     In May 2006, we issued 443,126 shares of common stock issued to Mr. Snukal in exchange for his successfully negotiating settlements with creditors that resulted in extinguishment of over $370,000 of long-term debt and over $21,000 of trade payables.
     In March 2006, we issued options to purchase 200,000 and 400,000 shares of common stock to Dr. Berezovsky and Mr. Snukal, respectively, in connection with cash advances made to us by them during 2005 and the first quarter of 2006. The 10-year options vested upon issuance and have an exercise price of $0.52 per share.
Loans to and Transactions with Affiliates
     In November 2001, the debts owed by Medipace Medical Group, Inc. (“Medipace”), of which Drs. Gura and Lang are principals, to us were consolidated into a single promissory note in the principal amount of $218,919, bearing interest at the rate of 8% per annum. Under the note, Medipace is obligated to make monthly interest payments in the amount of $1,480 commencing December 31, 2001 for 24 months, with principal and accrued interest due at maturity on December 31, 2006. Medipace has continued to make monthly payments of from $4,500 to $5,000 and as of March 20, 2006 owed principal of approximately $42,195 on this obligation.
Laboratory Services
     We obtained laboratory services from an entity controlled by Dr. Gura. Laboratory service fees charged by the entity for the year ended December 31, 2006 were $26,789.

Office Space
     We leased our corporate administrative offices on a month-to-month basis from Medipace. Total rent paid by us for the years ended December 31, 2006 and 2005 amounted to $15,400 and $16,800, respectively.
SUBMISSION OF STOCKHOLDER PROPOSALS
     From time to time, stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to us in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. We intend to hold our year 2008 annual meeting during July 2008. We must receive proposals for our 2008 annual meeting no later than February 8, 2008, for possible inclusion in the proxy statement relating to such meeting. Stockholders should direct any proposals, as well as related questions, to our Corporate Secretary at the address set forth on the first page of this Proxy Statement.
     Stockholders who intend to present a proposal at the 2008 annual meeting of stockholders without inclusion of such proposal in the Company’s proxy statement are required to provide notice of such proposal to the Company no later than April 24, 2008. If the date of our 2008 annual meeting of stockholders is more than 30 calendar days before or after the date of our 2007 meeting, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the day we publicly announce the date of our 2008 meeting. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.
ANNUAL REPORT
     Our 2006 annual report to stockholders has been mailed to stockholders concurrently with the mailing of this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered to be a part of our proxy solicitation materials.
     Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of our annual report on Form 10-KSB for the year ended December 31, 2006 as filed with the SEC. Any exhibits listed in the annual report on Form 10-KSB also will be furnished upon request at the actual expense that we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at the address set forth on the first page of this Proxy Statement.
OTHER MATTERS
     The Board of Directors knows of no matters, other than the proposals presented above, to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as the Board may recommend.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
     Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and the Proxy Statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing to our Corporate Secretary at our principal executive offices at 9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California 90212, telephone (310) 860-9936.
Beverly Hills, California
Dated: June 8, 2007

NATIONAL QUALITY CARE, INC.
a Delaware corporation
COMPENSATION COMMITTEE CHARTER
As adopted on March 11, 2005
Organization
     There shall be a committee of the Board of Directors (“Board”) of National Quality Care, Inc. (the “Company”) to be known as the Compensation Committee (the “Committee”). The Committee shall consist of directors all of whom in the judgment of the Board shall be independent in accordance with the rules of the primary trading market or securities exchange on which the Company’s securities are traded (the “Relevant Stock Market”), except as otherwise permitted under the rules of the Relevant Stock Market, and as such requirements are interpreted by the Board in its business judgment. The Committee shall initially be comprised of three directors, which number may be increased or decreased by the Board. The Nominating and Corporate Governance Committee of the Board shall recommend to the Board nominees for appointment to the Committee annually and as vacancies or newly created positions shall occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Committee. The Committee shall be governed by this charter which has been approved by the Board.
Statement of Policy and Purpose
The Committee shall:
•	oversee the Company’s compensation and benefits policies generally;

•	evaluate senior executive performances and review the Company’s management succession plan;

•	oversee and set compensation for the Company’s senior executives; and

•	prepare the report on executive compensation that Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statements.
Authority and Responsibilities
     In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters.
Compensation Policies
•	The Committee shall review and approve the Company’s compensation and benefits policies generally (subject, if applicable, to shareholder ratification), including reviewing and approving any incentive compensation plans and equity-based plans of the Company. In reviewing such compensation and benefits policies, the Committee may consider the recruitment, development, promotion, retention and compensation of senior executives and other employees of the Company and any other facts that it deems appropriate. The Committee shall report the results of such review and recommend action with respect to the Company’s compensation and benefits policies to the Board.
Executive Compensation
•	The Committee shall review and approve for each of the Company’s senor executives his or her: (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items. In so reviewing and approving executive compensation, the Committee shall, among other things:
•	identify corporate goals and objectives relevant to executive compensation;

•	evaluate each executive’s performance in light of such goals and objectives and set each executive’s compensation based on such evaluation and such other factors as the Committee deems appropriate and in the best interest of the Company (including the cost to the Company of such compensation); and

•	determine any long-term incentive component of each executive’s compensation based on awards given to such executive in past years, the Company’s performance, shareholder return and value of similar incentive awards relative to such targets at comparable companies and such other factors as the Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation);
•	The Committee shall report the results of such review and any action it takes with respect to the compensation of the Company’s senior executives to the Board.

•	The Committee may delegate to one or more officers of the Company the authority to make grants and awards to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.
Management Succession
•	The Committee shall, in consultation with the Company’s Chief Executive Officer (“CEO”), periodically review the Company’s management succession planning including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluation of, and development plans for, any potential successors to the CEO.
Disclosure
•	The Committee shall prepare the report on executive compensation that SEC rules require to be included in the Company’s annual proxy statement.
Reporting to the Board
•	The Committee shall report to the Board periodically. This report shall include a review of any recommendation of issues that arise with respect to Company compensation and benefits policies, executive compensation, management succession planning and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

•	The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.
Procedures
     The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chairman of the Committee, in consultation with other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter. No senior executive should attend that portion of any meeting where such executive’s performance or compensation is discussed, unless specifically invited by the Committee.
     The Committee has the sole authority to retain and terminate any search firm assisting the Committee in evaluation of CEO or senior executive compensation, including sole authority to approve all such search compensation consultant’s fees and other retention terms.
     A copy of this charter shall be made available to shareholders without charge and on the Company’s website, if applicable. The Company’s Annual Report on Form 10-K will state that this charter and Corporate Governance Guidelines are available in print to shareholders upon request and, if applicable, on the Company’s website.
     The Committee may delegate its authority to subcommittees of the Chair of the Committee when it deems appropriate and in the best interests of the Company.

NATIONAL QUALITY CARE, INC.
a Delaware corporation
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
As adopted on March 11, 2005
Organization
     There shall be a committee of the Board of Directors (“Board”) of National Quality Care, Inc. (the “Company”) to be known as the Nominating and Corporate Governance Committee (the “Committee”). The Committee shall consist of directors all of whom in the judgment of the Board shall be independent in accordance with the rules of the primary trading market or securities exchange on which the Company’s securities are traded (the “Relevant Stock Market”), except as otherwise permitted under the rules of the Relevant Stock Market, and as such requirements are interpreted by the Board in its business judgment. The Committee shall initially be comprised of three directors, which number may be increased or decreased by the Board. The independent members of the Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Committee. The Committee shall be governed by this charter which has been approved by the Board.
Statement of Policy and Purpose
The Committee shall:
•	identify individuals qualified to become Board members and recommend to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	recommend directors for appointment to Board committees;

•	evaluate Board performance;

•	oversee and set compensation for the Company’s directors; and

•	develop and recommend to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics of the Company and oversee compliance with such Guidelines and Code.
Authority and Responsibilities
     In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters:
Board/Committee Nominees
•	The Committee shall oversee searches for and identify qualified individuals for membership on the Company’s Board of Directors.

•	The Committee shall establish criteria for Board and Board committee membership and shall recommend individuals for membership on the Company’s Board and directors for appointment to the committees of the Board. In making its recommendations, the Committee shall:
•	review candidates’ qualifications for membership on the Board or a committee of the Board (including a determination as to the independence of the candidate) based on the criteria established by the Committee;

•	in evaluating current directors for re-nomination to the Board or re-appointment to any Board committees, assess the performance of such director;

•	periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience;

•	consider rotation of committee members and committee Chairmen; and

•	consider any other factors that are set forth in the Company’s Corporate Governance Guidelines or are deemed appropriate by the Committee.
Evaluating the Board and its Committees
•	At least annually, the Committee shall lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively. The Committee shall oversee the evaluation process and report on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

•	At least annually, the Committee shall review the evaluations prepared by each Board committee of such committee’s performance and consider any recommendation for proposed changes, to the Board.

•	The Committee shall periodically review the size and responsibilities of the Board and its committees and recommend any proposed changes to the Board.
Director Compensation
•	The Committee shall review and approve compensation (including stock option grants and other equity-based compensation) for the Company’s directors. In so reviewing and approving director compensation, the Committee shall:
•	identify corporate goals and objectives relevant to director compensation;

•	evaluate the performance of the Board in light of such goals and objectives and set director compensation based on such evaluation and such other factors as the Committee deems appropriate and in the best interest of the Company (including the cost to the Company of such compensation); and

•	determine any long-term incentive component of director compensation based on the awards given to directors in past years, the Company’s performance, shareholder return and value of similar incentive awards relative to such targets at comparable companies and such other factors as the Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).
Corporate Governance Matters
•	The Committee shall develop and recommend to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company. At least annually, the Committee shall review and reassess the adequacy of such Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommend any proposed changes to the Board.

•	The Committee shall be responsible for any tasks assigned to it in the Company’s Corporate Governance Guidelines.

•	The Committee shall oversee compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company’s directors, executive officers and other senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver.

•	The Committee shall review potential conflicts of interest involving directors and shall determine whether such director or directors may vote on any such issue as to which there may be a conflict.
Director Orientation and Continuing Education
•	The Committee shall review and oversee an orientation and continuing education program for directors meeting the requirements set forth in the Company’s Corporate Governance Guidelines.
Disclosure
•	The Committee shall oversee the Company’s compliance with regulations requiring that waivers of the Company’s Code of Business Conduct and Ethics and conflicts of interest be promptly disclosed.

•	The Committee shall oversee the Company’s compliance with the regulations requiring that this charter and the Corporate Governance Guidelines be made available to shareholders without charge and on the Company’s website, if applicable. The Company’s annual report on Form 10-K will state that this charter and Corporate Governance Guidelines are available [on the Company’s website and is available] in print to shareholders upon request.
Reporting to the Board
•	The Committee shall report to the Board periodically. This report shall include a review of any recommendation of issues that arise with respect to Board or committee nominees or membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

•	The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

Procedures
     The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chair of the Committee, in consultation with other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.
     The Committee has the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, including sole authority to approve all such search firm’s fees and other retention terms. In addition, the Committee has the sole authority to retain and terminate any compensation consultant assisting the Committee in the evaluation of director compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms.
     The Committee may delegate its authority to subcommittees of the Chair of the Committee when it deems appropriate and in the best interests of the Company.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NATIONAL QUALITY CARE, INC.
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 5, 2007
The undersigned appoints Robert M. Snukal and Ronald P. Lang, M.D., and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of NATIONAL QUALITY CARE, INC. (the “Company”), to be held on July 5, 2007, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated below, all the shares of common stock of the Company held of record by the undersigned on June 5, 2007.
IF NO OTHER INDICATION IS MADE BELOW, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL
THIS PROXY IN THE POST PAID ENVELOPE.
          ☒
      Votes Must Be Indicated (X) In Black or Blue Ink.

The Board of Directors Recommends a Vote FOR Item 1.
1.	Election of Directors:

FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐
EXCEPTIONS* ☐

Nominees:	01 Leonardo Berezovsky, 02 Robert M. Snukal,

03 Ronald P. Lang and 04 Jose Spiwak
(Instructions: To withhold authority to vote for any indicated nominee, mark the “Exceptions*” box and write that nominee’s name on the blank line below.)

Exceptions*

To change your address, please mark this box. ☐
The Board of Directors Recommends a Vote FOR Item 2.
2.
Ratification of Appointment of Independent Registered Public Accounting Firm: To ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	Other Business: At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.
This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.

Date

Stockholder sign here

Co-Owner sign here